UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2013

AXOGEN, INC.

(Exact name of registrant as specified in its charter)

Minnesota	1-36046	41-1301878
(State or other jurisdiction of incorporation)	(Commission File Number	(IRS Employer Identification No.)

13859 Progress Boulevard, Suite 100, Alachua, Florida	32615
(Address of Principal Executive Offices)	(Zip Cope)

Registrant’s telephone number, including area code (386) 462-6800

(Former name or former address if changed since last report,)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Information

On September 11, 2013, AxoGen, Inc. (the “Company”) issued a press release announcing that the underwriters of its recent public offering of common stock have exercised their option to purchase an additional 184,332 shares of common stock. In connection with the offering, the Company has now received aggregate gross proceeds of approximately $18.6 million, excluding deductions for underwriting discounts and commissions and estimated expenses. JMP Securities LLC acted as the sole book-running manager in the offering and Ladenburg Thalmann & Co. Inc., acted as co-manager.

A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	AxoGen, Inc. press release, dated September 11, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXOGEN, INC.

Date: September 11, 2013	By:	/s/ Gregory G. Freitag
Gregory G. Freitag
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	AxoGen, Inc. press release, dated September 11, 2013.